UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NextEra Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
NEXTERA ENERGY, INC. 2021 Annual Meeting Vote by May 19, 2021 11:59 PM ET. For shares held in a Plan, vote by May 17, 2021 11:59 PM ET.

700 UNIVERSE BOULEVARD JUNO BEACH, FL 33408

D42205-P52029-Z79375

You invested in NEXTERA ENERGY, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 20, 2021.

Get informed before you vote

View the proxy statement and annual report to security holders online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

     *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors of the nominees specified in the proxy statement Nominees:
1a.	Sherry S. Barrat	For

1b.	James L.Camaren	For

1c.	Kenneth B. Dunn	For

1d.	Naren K. Gursahaney	For

1e.	Kirk S. Hachigian	For

1f.	Amy B. Lane	For

1g.	David L. Porges	For

1h.	James L. Robo	For

1i.	Rudy E. Schupp	For

1j.	John L. Skolds	For

1k.	Lynn M. Utter	For

1l.	Darryl L. Wilson	For

2.	Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2021	For

3.	Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in the proxy statement	For

4.	Approval of the NextEra Energy, Inc. 2021 Long Term Incentive Plan	For

5.	A proposal entitled “Right to Act by Written Consent” to request action by written consent of shareholders	Against

NOTE: The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

                                         D42206-P52029-Z79375

NEXTera® ENERGY Please cast your vote – JOIN YOUR FELLOW SHAREHOLDERS AND VOTE TODAY. Your vote is important to us. P50971-EPB

Dear NextEra Energy Shareholder,

Your vote is important to us. Enclosed is your notice of NextEra Energy, Inc.’s 2021 Annual Meeting of Shareholders, which will be held on May 20, 2021, in Houston, Texas. Also enclosed are NextEra Energy’s Proxy Statement and Annual Report. The Proxy Statement contains instructions on how to submit your proxy.

As described in the accompanying Proxy Statement, shareholders are being asked to vote on five separate proposals, each of which is described in the Proxy Statement. NextEra Energy’s Board of Directors has made unanimous recommendations to shareholders for voting on each of these proposals, and those recommendations are summarized on page 1 of the Proxy Statement. You may vote on the internet, by phone or by mail (see the detailed instructions below).

On behalf of the Board of Directors, I urge you to vote promptly.

We thank you for your continued interest in NextEra Energy.

Sincerely,

W. Scott Seeley
Vice President, Compliance & Corporate Secretary

THREE WAYS TO VOTE

WWW.PROXYVOTE.COM	WITH A PROXY CARD	VOTE PROCESSING
Please have your proxy card available when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.	Call 800-690-6903 with a touch-tone phone to vote using an automated system.	c/o Broadridge 51 Mercedes Way Edgewood, NY 11717 Mark, sign and date your proxy card and return it in the postage-paid envelope provided or to the address above.

Please cast your vote – NEXTera® ENERGY JOIN YOUR FELLOW SHAREHOLDERS AND VOTE TODAY. Your vote is important to us. P50971-EPN

Frequently Asked Questions

Why am I receiving this Notice of Internet Availability?

The Securities and Exchange Commission, (“SEC”) permits companies to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice provides instructions on how to view your company’s proxy materials, vote online and request a full set of printed materials by mail.

There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company’s costs and reducing the environmental impact from printing and mailing full sets of proxy materials.

How do I view the proxy materials online?

Go to www.proxyvote.com and enter your control number to get started. Your control number can be found on the enclosed Notice.

What if I prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to do so can be found in the Get informed before you vote section of the Notice.

Can I receive proxy materials for future meetings by e-mail rather than receive a Notice?

Yes you can. Go to www.proxyvote.com. and select “Email” in the Delivery Settings section.

For more information about the SEC’s Notice and Access Proxy Rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.